Exhibit 99.1

Great Elm Capital Corp. ANNOUNCES APPOINTMENT OF Credit Industry Veteran Erik A. Falk TO ITS BOARD OF DIRECTORS

Senior Executive at Magnetar Capital and former KKR Private Credit Head Adds Significant Asset Management and Credit Expertise to GECC’s Board

WALTHAM, MA, March 18, 2021 – Great Elm Capital Corp. (“we,” “us,” “our,” or “GECC,”) (NASDAQ: GECC), a business development company, today announced that Erik A. Falk has joined GECC’s Board of Directors (the “Board”). Mr. Falk replaces John Stuart, who is leaving the Board to pursue other interests. With the change, the Board remains at five members.

Mr. Falk is Head of Strategy at Magnetar, an alternative asset manager with about $13 billion in AUM as of January 2021. His primary focus is developing and implementing strategic initiatives within the firm’s Alternative Credit and Fixed Income business. Before joining Magnetar in early 2017, Mr. Falk oversaw the private funds at Kohlberg Kravis Roberts & Co. (“KKR”) as Global Head of Private Credit, and served on the firm’s Private Credit Investment Committee, its Leveraged Credit Investment Committee and its Portfolio Management Committee.

Mr. Falk has served on the boards of the Loan Syndications and Trading Association (LSTA), Corporate Capital Trust and Corporate Capital Trust II – business development companies sub-advised by KKR – and various companies on behalf of Deutsche Bank. Mr. Falk holds both a Master of Science and a Bachelor of Science in Chemical Engineering from Stanford University.

Management Commentary

Peter A. Reed, GECC’s Chief Executive Officer, stated, “We are honored to have Erik join our Board of Directors, as his asset management and credit market insights and experience will be valuable assets as we seek to maximize shareholder value at GECC.  I would also like to thank John Stuart for his service to the Board. John remained on the Board following the Full Circle merger in 2016 and was instrumental in facilitating the transition of the portfolio to GECC.  We wish John the best in his future endeavors.”

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC seeks to generate attractive, risk-adjusted returns through both current income and capital appreciation.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Investor Relations

+1 (617) 375-3006

investorrelations@greatelmcap.com

Adam Prior

The Equity Group Inc.

+1 (212) 836-9606

aprior@equityny.com